EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Virtusa Corporation and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 12th day of May, 2017.

OROGEN VIPER LLC

By:	THE OROGEN GROUP LLC, its sole member

By:	/s/ Vikram S. Pandit
Name: Vikram S. Pandit
Title: Chairman and Chief Executive Office

THE OROGEN GROUP LLC

By:	/s/ Vikram S. Pandit
Name: Vikram S. Pandit
Title: Chairman and Chief Executive Office

OROGEN HOLDINGS LLC

By:	/s/ Vikram S. Pandit
Name: Vikram S. Pandit
Title: Manager

VIKRAM S. PANDIT

By:	/s/ Vikram S. Pandit

ATAIROS-OROGEN HOLDINGS, LLC

By:	/s/ David L. Caplan
Name: David L. Caplan Title: Vice President

[Signature Page of Joint Filing Agreement to Schedule 13D – Virtusa Corporation]

ATAIROS GROUP, INC.

By:	/s/ David L. Caplan
Name: David L. Caplan
Title: Vice President and General Counsel

ATAIROS PARTNERS, L.P.

By:	ATAIROS PARTNERS GP, INC., its general partner

By:	/s/ David L. Caplan
Name: David L. Caplan
Title: Vice President

ATAIROS PARTNERS GP, INC.

By:	/s/ David L. Caplan
Name: David L. Caplan
Title: Vice President

MICHAEL J. ANGELAKIS

By:	/s/ Michael J. Angelakis

[Signature Page of Joint Filing Agreement to Schedule 13D – Virtusa Corporation]